              As filed with the Securities and Exchange Commission
                              on February 26, 1998
                       Registration No. 333-_____________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

              Delaware                                 94-2838567
       (State of Incorporation)            (IRS employer identification no.)

                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                    (Address of principal executive offices)

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                                 (415) 571-7171
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                Proposed           Proposed
           Title of              Maximum            Maximum
          Securities             Amount            Offering         Aggregate     Amount of
             to be                to be            Price Per        Offering    Registration
          Registered           Registered            Share            Price          Fee
---------------------------------------------------------------------------------------------
         Common Stock          100,000 (1)        $41.25 (2)     $4,125,000 (2)    $1,250
       ($0.01 par value)
---------------------------------------------------------------------------------------------

The Index to Exhibits appears on sequentially numbered page 4.

 (1) Shares available for issuance under the International Employee Stock Purchase Plan.

 (2) Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(h)(1) on the basis of the average of the high and low trading prices of Registrant's common stock on February 24, 1998.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 333-09893 filed on August 9, 1996 is hereby incorporated by reference.

ITEM 5.  EXPERTS.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS

4.01 Registrant's International Employee Stock Purchase Plan, as amended (the "PLAN") and related document
5.01 Opinion of General Counsel regarding legality of the securities being issued
23.01    Consent of General Counsel (included in Exhibit 5.01)
23.02    Consent of KPMG Peat Marwick LLP, Independent Auditors
24.01    Power of Attorney (see page 2)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 25th day of February 1998.

                                     ELECTRONIC ARTS INC.

                              By: /s/Ruth A. Kennedy
                                 ----------------------------------
                                     Ruth A. Kennedy, Esq.
                              Sr. Vice President, General Counsel and Secretary

        Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                    Title                                  Date
----                                    -----                                  ----
Chief Executive Officer:

/s/  Lawrence F. Probst III
---------------------------------
Lawrence F. Probst III                  Chairman, Board of           February 25, 1998
                                        Directors and
                                        Chief Executive Officer

Principal Financial Officer:

/s/  E. Stanton McKee
---------------------------------
E. Stanton McKee, Jr.                   Exec. Vice President,        February 25, 1998
                                        Chief Financial and
                                        Administrative Officer

Principal Accounting Officer:

/s/  David L. Carbone
---------------------------------
David L. Carbone                        Vice President,              February 25, 1998
                                        Assistant Secretary

Directors:

/s/  M. Richard Asher                   Director                     February 25, 1998
---------------------------------
M. Richard Asher

/s/  William J. Byron                   Director                     February 25, 1998
---------------------------------
William J. Byron

/s/  Daniel H. Case III                 Director                     February 25, 1998
---------------------------------
Daniel H. Case III

/s/  Gary M. Kusin                      Director                     February 25, 1998
---------------------------------
Gary M. Kusin

/s/   Timothy J. Mott                   Director                     February 25, 1998
---------------------------------
Timothy J. Mott

                                INDEX TO EXHIBITS

Exhibit
Number                Description
-------               -----------

 4.01 Registrant's International Employee Stock Purchase Plan, as amended (the "PLAN") and related documents
 5.01 Opinion of General Counsel regarding legality of the securities being issued
 23.01    Consent of General Counsel (included in Exhibit 5.01)
 23.02    Consentof KPMG Peat Marwick LLP, Independent Auditors
 24.01    Power of Attorney (see page 2)



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